EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement (Form S-8 No. 333-71589) pertaining to the SCI Systems, Inc. Board of Directors Deferred Compensation Plan of our report dated August 3, 1998, with respect to the consolidated financial statements of SCI Systems, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended June 30, 1998, filed with the Securities and Exchange Commission.


                                                         /s/ ERNST & YOUNG LLP
                                                         ERNST & YOUNG LLP

  Birmingham, Alabama
  February 4, 1999